AMENDMENT TO EXECUTIVE AGREEMENT

This Amendment, dated as of November 18, 2011, amends the Amended and Restated Executive Agreement dated as of May 7, 2010 (the “Executive Agreement”) by and between Parametric Technology Corporation, a Massachusetts corporation (the “Company”), and [executive] (the “Executive”).

WHEREAS, the Executive is the [title] of the Company and, in order to better align the compensation payable by the Company with the interests of the shareholders, the Executive wishes to forego certain benefits heretofore provided in the Executive Agreement in the event the excise tax of Section 4999 of the Code applies to any amounts payable to the Executive;

NOW, THEREFORE, the Company and the Executive hereby agree to amend the Executive Agreement as follows:

1.           by deleting “on or before December 31, 2013” where it appears in the fourth line of Section 6(b)(i) and substituting “before the date hereof” therefor; and

2.           by deleting “on or after January 1, 2014” where it appears in the second line of Section 6(c)(i) and substituting “on or after the date hereof” therefor.

In all other respects, the Executive Agreement shall remain in full force and effect.

EXECUTED as of the date first written above.

PARAMETRIC TECHNOLOGY CORPORATION		[Executive]

By:
	[Title]	[Title]